US AIRWAYS GROUP, INC. ANNOUNCES PROPOSED
CONVERTIBLE NOTES OFFERING

Arlington, VA, Sept. 20, 2005 -- US Airways Group, Inc. today announced its intention to sell, subject to market and other conditions, convertible notes, valued at a $125 million issue price, due 2020. The notes would be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act").

The interest rate, conversion rights (including the terms upon which the notes will be convertible into US Airways Group, Inc. common stock) and offering price are to be determined by negotiations between US Airways Group, Inc. and the initial purchasers of the notes.

This announcement is neither an offer to sell nor a solicitation to buy any of these notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The notes being offered and the common stock issuable upon conversion of the notes have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

FORWARD-LOOKING STATEMENTS
All statements other than statements of historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We urge you to read cautionary language regarding forward-looking statements, including factors that may cause actual results and/or outcomes to differ from the forward-looking statements, located in our filings with the Securities and Exchange Commission as well as those of America West Holdings Corporation, which can be found on our respective websites at http://www.usairways.com and http://www.americawest.com.

NUMBER: 4976